Exhibit 99.1

EASTMAN KODAK COMPANY AND ITS U.S. SUBSIDIARIES COMMENCE VOLUNTARY

CHAPTER 11 BUSINESS REORGANIZATION

Flow of Goods and Services to Customers to Continue Globally in Ordinary Course

Non-U.S. Subsidiaries Are Not Included in U.S. Filing and Are Not Subject

to Court Supervision

Company Secures $950 million in Debtor-in-Possession Financing in U.S.

Kodak’s Reorganization to Facilitate Emergence as Profitable and Sustainable Enterprise

ROCHESTER, NY, January 19, 2012 – Eastman Kodak Company (“Kodak” or the “Company”) announced today that it and its U.S. subsidiaries filed voluntary petitions for chapter 11 business reorganization in the U.S. Bankruptcy Court for the Southern District of New York.

The business reorganization is intended to bolster liquidity in the U.S. and abroad, monetize non-strategic intellectual property, fairly resolve legacy liabilities, and enable the Company to focus on its most valuable business lines. The Company has made pioneering investments in digital and materials deposition technologies in recent years, generating approximately 75% of its revenue from digital businesses in 2011.

Kodak has obtained a fully-committed, $950 million debtor-in-possession credit facility with an 18-month maturity from Citigroup to enhance liquidity and working capital. The credit facility is subject to Court approval and other conditions precedent. The Company believes that it has sufficient liquidity to operate its business during chapter 11, and to continue the flow of goods and services to its customers in the ordinary course.

Kodak expects to pay employee wages and benefits and continue customer programs. Subsidiaries outside of the U.S. are not subject to proceedings and will honor all obligations to suppliers, whenever incurred. Kodak and its U.S. subsidiaries will honor all post-petition obligations to suppliers in the ordinary course.

“Kodak is taking a significant step toward enabling our enterprise to complete its transformation,” Antonio M. Perez, Chairman and Chief Executive Officer said, “At the same time as we have created our digital business, we have also already effectively exited certain traditional operations, closing 13 manufacturing plants and 130 processing labs, and reducing our workforce by 47,000 since 2003. Now we must complete the transformation by further addressing our cost structure and effectively monetizing non-core IP assets. We look forward to working with our stakeholders to emerge a lean, world-class, digital imaging and materials science company.”

“After considering the advantages of chapter 11 at this time, the Board of Directors and the entire senior management team unanimously believe that this is a necessary step and the right thing to do for the future of Kodak,” Mr. Perez continued. “Our goal is to maximize value for stakeholders, including our employees, retirees, creditors, and pension trustees. We are also committed to working with our valued customers.

“Chapter 11 gives us the best opportunities to maximize the value in two critical parts of our technology portfolio: our digital capture patents, which are essential for a wide range of mobile and other consumer electronic devices that capture digital images and have generated over $3 billion of licensing revenues since 2003; and our breakthrough printing and deposition technologies, which give Kodak a competitive advantage in our growing digital businesses.”

Mr. Perez concluded: “The Board of Directors, the senior management team and I would like to underscore our appreciation for the hard work and loyalty of our employees. Kodak exemplifies a culture of collaboration and innovation. Our employees embody that culture and are essential to our future success.”

Kodak has taken this step after preliminary discussions with key constituencies and intends to work toward a consensual reorganization in the best interests of its stakeholders. Kodak expects to complete its U.S.-based restructuring during 2013.

The Company and its Board of Directors are being advised by Lazard, FTI Consulting Inc. and Sullivan & Cromwell LLP. In addition, Dominic DiNapoli, Vice Chairman of FTI Consulting, will serve as Chief Restructuring Officer to support the management team as to restructuring matters during the chapter 11 case.

More information about Kodak’s Chapter 11 filing is available on the Internet at www.kodaktransforms.com. Information for suppliers and vendors is available at (800) 544-7009 or (585) 724-6100.

Kodak will be filing monthly operating reports with the Bankruptcy Court and also plans to post these monthly operating reports on the Investor Relations section of Kodak.com. The Company will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of Kodak.com.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10–K under Item 1A of Part 1, in the Company’s most recent quarterly report on Form 10–Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan, the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers, to maintain product reliability and quality, to effectively anticipate technology trends and develop and market new products, to retain key executives, managers and employees, our ability to successfully license and enforce our intellectual property rights and the ability of the Company’s non-US subsidiaries to continue to operate their businesses in the normal course and without court supervision. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

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